UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the appointment of Mathew (Matt) Arens to the Board of Directors (the “Board”) of Health Catalyst, Inc. (the “Company”) as discussed below in Item 5.02 of this Current Report on Form 8-K, on December 1, 2025, the Company, First Light Asset Management, LLC (“First Light”) and Mr. Arens entered into a letter agreement, pursuant to which First Light and Mr. Arens have agreed to abide by certain voting and confidentiality commitments that will remain in effect until Mr. Arens ceases to serve as a director on the Board. First Light is the Company’s largest stockholder and First Light and Mr. Arens collectively own approximately 13.9 million shares of common stock, or approximately 19% of the Company’s outstanding shares of common stock. The disclosure in Item 5.02 of this Current Report on Form 8-K relating to Mr. Arens and his appointment to the Board is incorporated by reference into this Item 1.01.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Matt Arens to the Board, effective December 1, 2025. Mr. Arens was appointed to fill a newly created vacant Board seat due to the expansion of the Board from eight (8) to nine (9) directors, also effective December 1, 2025. Mr. Arens will serve as a Class I director until the Company’s 2026 annual meeting of stockholders, and until his successor is duly elected and qualified, or until his earlier resignation, death, or removal.

Mr. Arens has decided to waive any compensation due to him in connection with serving on the Board except for reimbursement of out-of-pocket expenses related to such service pursuant to the Company’s non-employee director compensation policy. Mr. Arens will also enter into the Company’s standard form indemnification agreement. In connection with his appointment, as discussed above in Item 1.01 of this Current Report on Form 8-K, on December 1, 2025, the Company, First Light and Mr. Arens entered into a letter agreement. The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Mr. Arens is the Chief Executive Officer, Founder and Senior Portfolio Manager of First Light, which he founded in 2013. Prior to establishing First Light, Mr. Arens was president and senior portfolio manager at Kopp Investment Advisors. While at Kopp Investment Advisors, he served as the sole portfolio manager for the firm’s health care-focused investment strategy. Mr. Arens graduated from Purdue University with a bachelor of science degree in financial planning. First Light is the Company’s largest stockholder and First Light and Mr. Arens collectively own approximately 13.9 million shares of common stock, or approximately 19% of the Company’s outstanding shares of common stock.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Arens had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Arens and any other person pursuant to which Mr. Arens was selected as a director of the Company.

In addition, on December 1, 2025, the Board determined that it would not renominate Matthew Kolb for election at the Company’s 2026 annual meeting of stockholders and Mr. Kolb then notified the Board that he agreed he would not stand for re-election at the Company’s 2026 annual meeting of stockholders. There were no disagreements between Mr. Kolb and the Company on any matter relating to the Company’s operations, policies or practices which resulted in Mr. Kolb deciding not to stand for re-election. Mr. Kolb’s term will end immediately prior to the commencement of the 2026 annual meeting of stockholders. As a result, the Board approved a reduction in the size of the Board from nine (9) to eight (8) directors, which reduction will become effective immediately prior to the commencement of the Company’s 2026 annual meeting of stockholders.

Item 7.01. Regulation FD Disclosure.

On December 2, 2025, the Company issued a press release announcing the appointment of Mr. Arens as a director and that Mr. Kolb would not stand for re-election at the Company’s 2026 annual meeting of stockholders. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Agreement, among Health Catalyst, Inc., First Light Asset Management, LLC and Matt Arens

10.2#*	Form of Indemnification Agreement, between Health Catalyst, Inc. and each of its executive officers

10.3#**	Non-Employee Director Compensation Policy

99.1***	Press release issued by Health Catalyst, Inc. on December 2, 2025

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to Exhibit 10.18 to the Form S-1 filed June 27, 2019.
** Incorporated by reference to Exhibit 10.1 to the Form 10-K/A filed April 30, 2025.
*** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: December 2, 2025	By:	/s/ Jason Alger
Jason Alger

Chief Financial Officer